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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 29, 2004, except for the last paragraph of Note 1 as to which the date is August 9, 2004, relating to the financial statements of United States Shipping Master LLC, our reports dated August 9, 2004 relating to the balance sheet of U.S. Shipping Partners L.P. and the balance sheet of US Shipping General Partner LLC, and our report dated August 2, 2004 relating to the financial statements of Catug Group, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
September 24, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm